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                                                                     Exhibit 4.3

                              NEW LENDER ACCEPTANCE

     This New Lender Acceptance dated as of June 12, 2002 (this "Agreement") is by and among (i) U.S. Concrete, Inc. ("Borrower"), (ii) JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, in its capacity as administrative agent (the "Administrative Agent") and Issuing Bank under the Amended and Restated Credit Agreement dated as of August 31, 2001 (as the same may be amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms that are defined in the Credit Agreement and not defined herein are used herein as therein defined) among Borrower, the Lenders party thereto, Credit Lyonnais New York Branch and First Union National Bank, as Syndication Agents, and Branch Banking & Trust Company as Documentation Agent, and the Administrative Agent, and (iii) Guaranty Bank ("New Lender").

                             Preliminary Statements

     Pursuant to Section 2.20 of the Credit Agreement, Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the total Commitments under the Credit Agreement by adding to the Credit Agreement one or more banks or other financial institutions as a Lender thereunder.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Addition of New Lender. Pursuant to Section 2.20 of the Credit Agreement, the New Lender is hereby added to the Credit Agreement as a Lender with a Commitment of $12,000,000. The New Lender specifies as its Domestic Lending Office and Eurodollar Lending Office the following:

                  Domestic Lending Office:  Guaranty Bank
                  Address:                  333 Clay Street
                                            Houston, Texas  77002
                  Attention:                Scott L. Brewer, Vice President
                  Telephone:                (713) 890-8859
                  Telecopy:                 (713) 759-0765

                  Eurodollar Lending Office:
                  Address:

                  Attention:
                  Telephone:
                  Telecopy:

     SECTION 2. New Note. The Company agrees to promptly execute and deliver to the New Lender a Note ("New Note") in a principal amount equal to its Commitment.



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     SECTION 3. Consent. The Administrative Agent, the Issuing Bank and Borrower
hereby consent to the increase in the Commitments and addition of the New Lender effectuated hereby.

     SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

     SECTION 5. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 6. Lender Credit Decision. The New Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 3.1(f) of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The New Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

     SECTION 7. Representation and Warranties of Borrower. The Company represents and warrants as follows:

          (a) The execution, delivery and performance by Borrower of this Agreement and the New Note are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Borrower's restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

          (b) No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance of this Agreement by Borrower or for the valid execution, issuance, delivery and performance of the New Note by Borrower.

          (c) This Agreement constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability. The New Note, when executed, issued and delivered hereunder for value received, will constitute a valid and binding obligation of Borrower, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (d) The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.20 thereof, does not exceed $200,000,000.



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     (e) No event has occurred and is continuing which constitutes an Event of
Default.

     (f) Prior to the increase in Commitment pursuant to this Agreement, Borrower has offered the Lenders the right to participate in such increase by increasing their respective Commitments.

     SECTION 8. Expenses. The Company agrees to pay on demand all costs and reasonable expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the New Note, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

     SECTION 9. Effectiveness. When, and only when, the Administrative Agent shall have received counterparts of, or telecopied signature pages of, this Agreement executed by Borrower, the Administrative Agent and the New Lender, this Agreement shall become effective as of the date first written above.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 U.S. CONCRETE, INC.



                                 By:      /s/ Michael W. Harlan
                                          --------------------------------------
                                 Name:    Michael W. Harlan
                                          --------------------------------------
                                 Title:   Senior Vice President
                                          --------------------------------------


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                                 JPMORGAN CHASE BANK, formerly known as
                                 THE CHASE MANHATTAN BANK,
                                 as Administrative Agent and Issuing Bank

                                 By:      /s/ Michael D. Pickerd
                                          --------------------------------------
                                 Name:    Michael D. Pickerd
                                          --------------------------------------
                                 Title:   Senior Vice President
                                          --------------------------------------



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                                 GUARANTY BANK

                                 By:      /s/ Scott Brewer
                                          --------------------------------------
                                 Name:    Scott Brewer
                                          --------------------------------------
                                 Title:   Vice President
                                          --------------------------------------


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